UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2017

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, Uma L. Datla, the Chief Accounting Officer of Approach Resources Inc. (the “Company”), informed the Company of her intent to resign to accept the position of Chief Accounting Officer of another publicly traded company in her hometown of Dallas, Texas. Ms. Datla’s resignation will be effective as of the close of business on June 2, 2017. Following Ms. Datla’s resignation, Sergei Krylov, the Company’s Executive Vice President and Chief Financial Officer, will assume the obligations of principal accounting officer. Information regarding Mr. Krylov’s background and business experience, contracts between the Company and Mr. Krylov and any related party transactions involving Mr. Krylov is incorporated by reference herein from the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2017. Ms. Datla’s decision to resign was not due to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ Josh E. Dazey
Josh E. Dazey
Vice President – General Counsel

Date: May 19, 2017

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